FIDELITY SECURITIES FUND
(the "Trust")
SPECIAL MEETING OF SHAREHOLDERS
June 14, 2000
Pursuant to notice duly given, a Special Meeting of Shareholders of FIDELITY SECURITIES FUND
FIDELITY BLUE CHIP GROWTH FUND
FIDELITY DIVIDEND GROWTH FUND
FIDELITY GROWTH & INCOME PORTFOLIO
FIDELITY OTC PORTFOLIO
(the "Funds")

was held on June 14, 2000 at 9:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

 Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. Gerald McDonough, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

 Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment.
Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

 Ms. Capua reported that proxies representing 50.001% of the outstanding voting securities of the trust and at least 50.001% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

 Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

 Notice of Meeting dated April 18, 2000

 Proxy Statement dated April 18, 2000

 Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

 Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

 Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

 Ms. Capua reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of at least 97.674% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated April 18, 2000, be, and they hereby are, elected as Trustees of Fidelity Securities Fund.

 Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") or Deloitte &
Touche LLP ("D&T") as independent accountants of the Funds.

 Ms. Capua reported that the proposal to ratify the selection of PwC as independent accountant of Fidelity Dividend Growth Fund and Fidelity Growth & Income Portfolio, as set forth in the Proxy Statement, received 4,568,367,741.61 affirmative votes of Fidelity Dividend Growth Fund, or 95.707% of the votes cast at the meeting and 19,600,770,357.02 affirmative votes of Fidelity Growth & Income Portfolio, or 92.614% of the votes cast at the meeting; the proposal to ratify the selection of D&T as independent accountant of Fidelity Blue Chip Growth Fund and Fidelity OTC Portfolio, as set forth in the Proxy Statement, received 13,610,083,626.77 affirmative votes of Fidelity Blue Chip Growth Fund, or 95.759% of the votes cast at the meeting and 6,101,271,174.25 affirmative votes of Fidelity OTC Portfolio, or 90.324% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP or Deloitte & Touche LLP as independent accountants of the Funds, as set forth in the Proxy Statement dated April 18, 2000, be, and it hereby is, ratified and approved.

 Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to applicable requirements of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

 Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received
41,410,483,631.45 affirmative votes, or 88.286% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated April 18, 2000.

 Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for each of Fidelity Blue Chip Growth Fund, Fidelity Dividend Growth Fund and Fidelity OTC Portfolio that would (i) reduce the group fee rate further for each Fund if FMR's assets under management remain over $210 Billion; (ii) modify the performance adjustment calculation to round the performance of each Fund and their comparative Index to the nearest 0.01%, rather than to the nearest 1.00% and (iii) allow FMR and the Trust, on behalf of each Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

 Ms. Capua reported that the proposal to approve an amended Management Contract for each of Fidelity Blue Chip Growth Fund, Fidelity Dividend Growth Fund and Fidelity OTC Portfolio, as set forth in the Proxy Statement, received 12,963,867,029.03 affirmative votes of Fidelity Blue Chip Growth Fund, or 91.212% of the votes cast at the meeting; 4,386,300,091.57 affirmative votes of Fidelity Dividend Growth Fund, or 91.893% of the votes cast at the meeting; and 5,873,501,996.57 affirmative votes of and Fidelity OTC Portfolio, or 86.952% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Fidelity Blue Chip Growth Fund, Fidelity Dividend Growth Fund and Fidelity OTC
Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated April 18, 2000.

 Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Growth & Income Portfolio that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed $210 billion and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

 Ms. Capua reported that the proposal to approve an amended Management Contract for Fidelity Growth & Income Portfolio, as set forth in the Proxy Statement, received 18,768,284,152.15 affirmative votes of Fidelity Growth & Income Portfolio, or 88.681% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Fidelity Growth &
Income Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated April 18, 2000.

 Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR Far East for the Funds that would (i) allow FMR to receive investment advice and research services from FMR Far East; (ii) permit FMR to grant FMR Far East investment management authority if FMR believes it would be beneficial to the Funds and each Fund's shareholders; and (iii) allow FMR, FMR Far East and the Trust, on behalf of the Funds, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

 Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for the Funds, as set forth in the Proxy Statement, received 12,945,427,825.51 affirmative votes of Fidelity Blue Chip Growth Fund, or 91.083% of the votes cast at the meeting; 4,350,063,340.54 affirmative votes of Fidelity Dividend Growth Fund, or 91.133% of the votes cast at the meeting; 18,667,453,548.12 affirmative votes of Fidelity Growth & Income Portfolio, or 88.204% of the votes cast at the meeting; and 5,887,717,329.10 affirmative votes of and Fidelity OTC Portfolio, or 87.162% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for Fidelity Blue Chip Growth Fund, Fidelity Dividend Growth Fund,
Fidelity Growth & Income Portfolio and Fidelity OTC Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated
April 18, 2000.

 Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR U.K. for the Funds that would (i) allow FMR to receive investment advice and research services from FMR U.K.; (ii) permit FMR to grant FMR U.K. investment management authority if FMR believes it would be beneficial to the Funds and each Fund's shareholders; and (iii) allow FMR, FMR U.K. and the Trust, on behalf of the Funds, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

 Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for the Funds, as set forth in the Proxy Statement, received 12,959,260,304.34 affirmative votes of Fidelity Blue Chip Growth Fund, or 91.180% of the votes cast at the meeting; 4,349,683,025.76 affirmative votes of Fidelity Dividend Growth Fund, or 91.125% of the votes cast at the meeting; 18,686,271,553.56 affirmative votes of Fidelity Growth & Income Portfolio, or 88.293% of the votes cast at the meeting; and 5,886,074,714.63 affirmative votes of and Fidelity OTC Portfolio, or 87.138% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for Fidelity Blue Chip Growth Fund, Fidelity Dividend Growth Fund,
Fidelity Growth & Income Portfolio and Fidelity OTC Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated
April 18, 2000.

 Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Distribution and Service Plan for each of Fidelity Blue Chip Growth Fund, Fidelity Growth & Income Portfolio and Fidelity OTC Portfolio.

 Ms. Capua reported that the proposal to amend the Distribution and Service Plan for each of Fidelity Blue Chip Growth Fund, Fidelity Growth & Income Portfolio and Fidelity OTC Portfolio, as set forth in the Proxy Statement, received 12,731,958,845.37 affirmative votes of Fidelity Blue Chip Growth Fund, or 89.581% of the votes cast at the meeting; 18,435,191,820.38 affirmative votes of Fidelity Growth & Income Portfolio, or 87.107% of the votes cast at the meeting; and 5,785,521,956.83 affirmative votes of and Fidelity OTC Portfolio, or 85.650% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Distribution and Service Plan for each of Fidelity Blue Chip Growth Fund, Fidelity Growth & Income Portfolio and Fidelity OTC Portfolio be, and it hereby is, amended, as set forth in the Proxy Statement dated April 18, 2000.

 Mr. Dwight stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Fidelity OTC Portfolio's fundamental policies concerning diversification and adopt a non-fundamental limitation concerning diversification.

 Ms. Capua reported that the proposal to eliminate Fidelity OTC Portfolio's fundamental policies concerning diversification and adopt a non-fundamental limitation concerning diversification, as set forth in the Proxy Statement, received 5,704,899,341.32 affirmative votes of Fidelity OTC Portfolio's, or 84.456% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity OTC Portfolio's fundamental policies concerning diversification be, and they hereby are, eliminated and a non-fundamental limitation concerning diversification be adopted, as set forth in the Proxy Statement dated April 18, 2000.

 Mr. Dwight stated that the tenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to modify Fidelity OTC Portfolio's fundamental policy concerning industry concentration.

 Ms. Capua reported that the proposal to modify Fidelity OTC
Portfolio's fundamental policy concerning industry concentration, as set forth in the Proxy Statement, received 5,746,740,452.50 affirmative votes of Fidelity OTC Portfolio, or 85.075% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity OTC Portfolio's fundamental policy concerning industry concentration be, and it hereby is, modified, as set forth in the Proxy Statement dated April 18, 2000.

 Mr. Dwight stated that the eleventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate certain of Fidelity OTC Portfolio's fundamental investment policies relating to investing in the over-the-counter securities markets and adoption of a non-fundamental investment policy that defines OTC securities.

 Ms. Capua reported that the proposal to eliminate certain of Fidelity OTC Portfolio's fundamental investment policies and adoption of a non-fundamental investment policy, as set forth in the Proxy Statement, received 5,681,949,115.13 affirmative votes of Fidelity OTC Portfolio, or 84.116% of the votes cast at the meeting. Whereupon, it was

VOTED: That certain of Fidelity OTC Portfolio's fundamental investment policies be, and they hereby are, eliminated, and a non-fundamental investment policy be adopted, as set forth in the Proxy Statement dated April 18, 2000.

 Mr. Dwight stated that the twelfth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate a fundamental investment policy of Fidelity OTC Portfolio regarding dividend income.

 Ms. Capua reported that the proposal to eliminate a fundamental investment policy of Fidelity OTC Portfolio, as set forth in the Proxy Statement, received 5,672,033,489.33 affirmative votes of Fidelity OTC Portfolio, or 83.969% of the votes cast at the meeting. Whereupon, it was

VOTED: That a fundamental investment policy of Fidelity OTC Portfolio be, and it hereby is, eliminated, as set forth in the Proxy Statement dated April 18, 2000.

 Mr. Dwight stated that the thirteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Fidelity OTC Portfolio's fundamental policy regarding temporary investments for defensive purposes and adopt a non-fundamental temporary, defensive investment policy that is standard for all Fidelity equity funds.

 Ms. Capua reported that the proposal to eliminate Fidelity OTC Portfolio's fundamental policy regarding temporary investments for defensive purposes and adoption of a non-fundamental temporary, defensive investment policy, as set forth in the Proxy Statement, received 5,880,556,283.22 affirmative votes of Fidelity OTC Portfolio's, or 87.056% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity OTC Portfolio's fundamental investment policy regarding temporary investments for defensive purposes be, and it hereby is, eliminated and a non-fundamental temporary, defensive investment policy be adopted, as set forth in the Proxy Statement dated April 18, 2000.

 Mr. Dwight stated that the fourteenth and final item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the fundamental investment limitation concerning diversification for each of Fidelity Blue Chip Growth Fund, Fidelity Dividend Growth Fund and Fidelity Growth & Income Portfolio to exclude securities of other investment companies from the limitation. In response to a shareholder's question, Mr. David Jones, Vice President of FMR, stated that the principal expected use of this proposal would be to facilitate investment of cash positions in dedicated money market funds, which only allow for investments from Fidelity funds, as an alternative to investing in money market instruments directly.

 Ms. Capua reported that the proposal to amend each of Fidelity Blue Chip Growth Fund's, Fidelity Dividend Growth Fund's and Fidelity Growth & Income Portfolio's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 12,746,963,554.53 affirmative votes of Fidelity Blue Chip Growth Fund, or 89.686% of the votes cast at the meeting; 4,272,734,588.84 affirmative votes of Fidelity Dividend Growth Fund, or 89.513% of the votes cast at the meeting; and 18,405,331,032.70 affirmative votes of and Fidelity Growth & Income Portfolio, or 86.966% of the votes cast at the meeting. Whereupon, it was

VOTED: That each of Fidelity Blue Chip Growth Fund's, Fidelity Dividend Growth Fund's and Fidelity Growth & Income Portfolio's fundamental investment limitation concerning diversification be, and it hereby is, amended to exclude securities of other investment companies from the limitation, as set forth in the Proxy Statement dated April 18, 2000.

 There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

 ATTEST:
   Debra Capua
   Secretary Pro Tempore